EXHIBIT 10.37

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of May 11, 2012 (the “Closing Date”) by and among MIDCAP FUNDING III, LLC, a Delaware limited liability company (“MidCap”), as administrative agent (“Agent”), the Lenders listed on Schedule 1 hereto and otherwise party hereto from time to time (each a “Lender”, and collectively the “Lenders”), and STELLAR PHARMACEUTICALS INC., a corporation amalgamated under the laws of the Province of Ontario, TRIBUTE PHARMA CANADA INC., a corporation formed under the laws of the Province of Ontario, and TRIBUTE PHARMACEUTICALS CANADA LTD., a corporation formed under the laws of the Province of Ontario (individually and collectively, “Borrower”, and references to Borrower herein shall be deemed to be references to each Borrower on a joint and several basis), provides the terms on which Lenders agree to lend to Borrower, on a joint and several basis, and Borrower shall repay Lenders. The parties agree as follows:

1. ACCOUNTING AND OTHER TERMS

1.1 Accounting Terms. Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP.

1.2 Capitalized Terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14.

1.3 UCC; PPSA. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code and the PPSA to the extent such terms are defined therein.

1.4 Conversion to Dollars. All valuations or computations of monetary amounts set forth in this Agreement shall include the Dollar equivalent of amounts in Canadian Dollars. In connection with all Dollar amounts set forth in this Agreement, all Canadian Dollars shall be converted to Dollars in accordance with the prevailing noon exchange rate on the Bank of Canada website on the applicable date. Unless otherwise specifically set forth in this Agreement, monetary amounts shall be in Dollars.

1.5 Judgment Currency; Contractual Currency.

(a) If, for the purpose of obtaining or enforcing judgment against any Borrower or any other Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 1.5 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 1.5 being hereinafter in this Section 1.5 referred to as the “Judgment Conversion Date”).

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(b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 1.5(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Borrower or Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Borrower or another Loan Party under this Section 1.5(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c) The term “rate of exchange” in this Section 1.5 means the rate of exchange at which Administrative Agent would, on the relevant date at or about 12:00 noon (Eastern time), be prepared to sell the Obligation Currency against the Judgment Currency.

(d) Any amount received or recovered by Agent in respect of any sum expressed to be due to them (whether for itself or as trustee for any other person) from any Borrower or other Loan Party under this Agreement or under any of the other Loan Documents in a currency other than the Obligation Currency in which such sum is so expressed to be due (whether as a result of, or from the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding up of a Borrower or a Loan Party or otherwise) shall only constitute a discharge of such Borrower or Loan Party to the extent of the amount of the Obligation Currency that Administrative Agent is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the Obligation Currency so purchased is less than the amount of the Obligation Currency so expressed to be due, such Borrower or Loan Party shall indemnify Agent against any loss sustained by it as a result, including the cost of making any such purchase

2. LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the outstanding principal amount of all Credit Extensions made by the Lenders, and accrued and unpaid interest thereon, and any other amounts due hereunder as and when due in accordance with this Agreement.

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2.2 Term Loans.

(a) Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, the Lenders agree, severally and not jointly, to make one or more term loans to Borrower in an aggregate amount up to Six Million and 00/100 Dollars ($6,000,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1 hereto (such term loans are hereinafter referred to singly as a “Term Loan”, and collectively as the “Term Loans”). After repayment, no Term Loan may be re-borrowed. The Term Loans shall be funded in two tranches. The first tranche (“Tranche One”) shall be in an amount equal to Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000) and shall be advanced on the Closing Date. The second tranche (“Tranche Two”) shall be in an amount equal to Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000) and shall be advanced in a single advance at Agent’s direction on behalf of the Lenders on a mutually agreeable date during the Draw Period, but only after the Tranche Two Eligibility Date. In the event a Tranche Two Eligibility Date does not occur prior to the end of the Draw Period, Tranche Two shall not be advanced to Borrower.

(b) Interest Payments and Repayment. Commencing on the first (1st) Payment Date following the Funding Date of Tranche One and of Tranche Two, respectively, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, in arrears, and calculated as set forth in Section 2.3. Commencing on the Amortization Date, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make consecutive monthly payments of principal to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, as calculated by Agent based upon: (i) the amount of such Lender’s Term Loans, (ii) the effective rate of interest, as determined in Section 2.3, and (iii) a straight-line amortization schedule for each Credit Extension beginning on the Amortization Date and ending on the Maturity Date. All unpaid principal and accrued interest with respect to the Term Loans is due and payable in full on the Maturity Date. The Term Loans may be prepaid only in accordance with Sections 2.2(c) and 2.2(d).

(c) Mandatory Prepayments. If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans and all other Obligations, and all accrued and unpaid interest thereon, plus (ii) the Final Payment, plus (iii) the Prepayment Fee, plus (iv) all other sums that shall have become due and payable, including Lenders’ Expenses.

(d) Permitted Prepayment of Loans. Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement; provided, however, that Borrower (i) provides written notice to Agent of its election to prepay the Term Loans at least fifteen (15) days prior to such prepayment, and (ii) pays to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, on the date of such prepayment, an amount equal to the sum of: (A) all outstanding principal of the Term Loans and all other Obligations, and all accrued interest thereon, plus (B) the Final Payment, plus (C) the Prepayment Fee, plus (D) all other sums that shall have become due and payable, including Lenders’ Expenses. Notwithstanding the foregoing, in the event of a refinancing of the amounts outstanding under the Term Loans with all Lenders, no Prepayment Fee shall be payable.

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2.3 Payment of Interest on the Credit Extensions.

(a) Computation of Interest. Interest on the Credit Extensions and all fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

(b) Interest Rate Determination. Subject to the provisions of Section 2.3(c) below, each tranche of the Term Loans shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the sum of (i) the greater of (A) the LIBOR Rate in effect for the applicable Interest Period and (B) four percent (4.0%), plus (ii) the LIBOR Rate Margin adjusted on the first (1st) day of each Interest Period and fixed for the duration of each such Interest Period. As of each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Term Loan for which an interest rate is then being determined for the applicable Interest Period. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), as of any Interest Rate Determination Date with respect to any Term Loan, that adequate and fair means do not exist for ascertaining the interest rate applicable to such Term Loan on the basis provided for in the definition of Base LIBOR Rate, then Agent may select a comparable replacement index and corresponding margin.

(c) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum that is five percent (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(d) Debit of Accounts. Agent may debit any of Borrower’s Deposit Accounts, including the Designated Deposit Account, for principal and interest payments when due or any other amounts Borrower owes the Lenders under the Loan Documents when due. These debits shall not constitute a set-off.

(e) Payments. Payments of principal and/or interest received after 12:00 Noon Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in Dollars and in immediately available funds. All payments required under this Agreement are to be made directly to Agent unless otherwise directed by Agent in writing.

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(f) Maximum Lawful Rate.

(i) In no event shall the interest charged hereunder, with respect to the notes (if any) or any other obligations of Borrower under any of the Loan Documents exceed the maximum amount permitted under the Laws of the State of New York. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any note or other Loan Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received, had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, then such excess amount shall be applied to the reduction of the principal balance of such Lender’s Term Loan or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(ii) Without limiting subsection (i) above, if any provision of this Agreement or any of the other Loan Documents would obligate any Borrower to make any payment of interest under the Obligations or other amount in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the applicable recipient of interest under the Obligations at a criminal rate (as such terms are construed under the Criminal Code, R.S.C. 1985, c. C 46 (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest under the Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rates of interest required to be paid to the applicable recipient under this subsection (ii); and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the applicable recipient which would constitute interest under the Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Borrower shall be entitled, by notice in writing to Agent, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to Borrower. Any amount or rate of interest under the Obligations referred to in this (iii) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Term Loan to Borrower remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro rated over that period of time and otherwise be pro rated over the period from the Closing Date to the date all Obligations have been indefeasibly paid in full and all Lender’s commitments have been terminated and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

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(iii) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents for the Obligations (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

2.4 Fees and Expenses. Borrower shall pay to Agent, for payment to each Lender:

(a) Origination Fee. A non-refundable origination fee to each Lender, in accordance with its respective Pro Rata Share, equal to the product of (i) one percent (1.0%) multiplied by (ii) the aggregate Term Loan Commitment on the Closing Date, which was paid to Agent on February 29, 2012.

(b) Final Payment. The Final Payment, when due under Section 2.2(c) or 2.2(d), or otherwise on the Maturity Date, to each Lender, in accordance with its respective Pro Rata Share;

(c) Prepayment Fee. The Prepayment Fee, when due under Section 2.2(c) or 2.2(d), to each Lender, in accordance with its respective Pro Rata Share immediately prior to application of the corresponding prepayment; and

(d) Lenders’ Expenses. All of Lenders’ Expenses incurred through and after the Closing Date, when due (and in the absence of any other due date specified herein, such Lenders’ Expenses shall be due upon demand).

2.5 Additional Costs. If any new Law or regulation increases a Lender’s costs or reduces its income for any Term Loan, Borrower shall pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before one hundred eighty (180) days prior to the date such Lender notifies Borrower of such increased costs. Each Lender agrees that it shall allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with such Lender’s customary practice.

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2.6 Payments and Taxes. Any and all payments made by Borrower under this Agreement or any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto) other than any taxes imposed on or measured by any Lender’s overall net income and franchise taxes imposed on it (in lieu of net income taxes), by a jurisdiction (or any political subdivision thereof) as a result of any Lender being organized or resident, conducting business (other than a business deemed to arise from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, or otherwise with respect to, this Agreement or any other Loan Document) or having its principal office in such jurisdiction (“Indemnified Taxes”). If any Indemnified Taxes shall be required by Law to be withheld or deducted from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender, (a) an additional amount shall be payable as may be necessary so that, after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section) such Lender receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (b) Borrower shall make such withholdings or deductions, (c) Borrower shall pay the full amount withheld or deducted to the relevant taxing authority or other authority in accordance with applicable Law, and (d) Borrower shall deliver to such Lender evidence of such payment. Borrower’s obligation hereunder shall survive the termination of this Agreement.

2.7 Secured Promissory Notes. Each Term Loan shall be evidenced by a Secured Promissory Note in the form attached as Exhibit D hereto (each a “Secured Promissory Note”), and shall be repayable as set forth herein. Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower hereunder or under any Secured Promissory Note to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, which affidavit shall contain an indemnity in form and substance reasonably acceptable to Agent in favor of Borrower, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor. In the event a Tranche Two Eligibility Date does not occur prior to the end of the Draw Period, upon written request of Borrower, the Secured Promissory Note delivered to Lender on the Closing Date shall be amended and restated on the same terms but in an original principal amount of $3,500,000.

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2.8 Issuance of Warrants to Lenders. Borrower has duly authorized issuance of the Warrants substantially in the form attached hereto as Exhibit E.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make a Term Loan is subject to the condition precedent that Agent shall consent to or shall have received, in form and substance satisfactory to Agent and Lenders, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to this Agreement, the Perfection Certificate and the other Loan Documents to which Borrower is a party;

(b) duly executed original Secured Promissory Notes in favor of each Lender with a face amount equal to such Lender’s Term Loan Commitment;

(c) duly executed original signatures to the Control Agreements with HSBC Bank Canada and the Bank of Montreal;

(d) the Operating Documents of each Borrower certified as true, correct and complete by a responsible officer of each Borrower;

(e) certificates of status dated as of the Closing Date to the effect that Borrower is incorporated, amalgamated or continued under the laws of the Province of Ontario and is not dissolved;

(f) a duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(g) a payoff letter from Bank of Montreal;

(h) evidence that (i) the Liens securing Indebtedness owed by Borrower to Bank of Montreal will be terminated, and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements, registration statements under the PPSA, and/or control agreements, have or will, concurrently with the initial Credit Extension, be terminated;

(i) certified copies, dated as of a recent date, of financing statement searches, as Agent shall request, accompanied by written evidence (including any UCC and PPSA termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

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(j) a legal opinion of Borrower’s counsel dated as of the Closing Date together with the duly executed original signatures thereto;

(k) evidence satisfactory to Agent that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Agent, for the ratable benefit of Lenders; and

(l) payment of the Lenders’ Expenses described in Section 2.4(d).

3.2 Conditions Precedent to all Credit Extensions. The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) timely receipt by the Agent of an executed Payment/Advance Form in the form of Exhibit B attached hereto;

(b) the representations and warranties in Section 5 shall be true, correct and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c) in Agent’s sole discretion, there has not been any Material Adverse Change.

3.3 Covenant to Deliver. Borrower agrees to deliver to Agent each item required to be delivered to Agent under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Agent of any such item shall not constitute a waiver by the Lenders of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in Agent’s sole discretion.

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3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower shall notify Agent (which notice shall be irrevocable) by electronic mail or facsimile by 12:00 noon Eastern time fifteen (15) Business Days prior to the date the Term Loan is to be made. Together with any such electronic or facsimile notification, Borrower shall deliver to Agent by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Upon receipt of a Payment/Advance Form, Agent shall promptly provide a copy of the same to each Lender.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants to Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that may have priority by operation of applicable Law. If Borrower shall acquire a commercial tort claim (including but not limited to as defined in the Code), Borrower shall promptly notify Agent in a writing signed by Borrower of the general details thereof (and further details as may be required by Agent) and grant to Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent.

4.2 Authorization to File Financing Statements. Borrower hereby authorizes Agent to file financing statements under the Code and registration statements under the PPSA, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Agent’s and each Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Agent and the Lenders under the Code or the PPSA, as applicable. Such financing statements and registrations may indicate the Collateral as “all assets of Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Agent’s sole discretion.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows at all times unless expressly provided below:

5.1 Due Organization, Authorization: Power and Authority.

(a) Borrower and each of its Subsidiaries (if any) are duly existing Ontario corporations and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. Borrower represents and warrants that (i) Borrower’s exact legal name is that indicated on Schedule 5.1 and on the signature page hereof; (ii) Borrower is an organization of the type and is organized in the jurisdiction set forth on Schedule 5.1; (iii) Schedule 5.1 accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); and (v) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation or organizational structure or type. Further, in connection with this Agreement, Borrower has delivered to Agent a completed Perfection Certificate signed by Borrower (the “Perfection Certificate”). All other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Closing Date, to the extent permitted by one or more specific provisions in this Agreement).

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(b) The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s Operating Documents; (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect); or (v) constitute an event of default under any material agreement by which Borrower or any of its Subsidiaries or their respective properties is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

5.2 Collateral.

(a) Collateral Accounts. Borrower has good title to, has rights in, and has the power to grant a security interest in each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens, except Permitted Liens. Borrower has no Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts with the banks and/or financial institutions listed on Schedule 5.2(a), for which Borrower has given Agent notice and taken such actions as are necessary to grant to Agent, for the ratable benefit of Lenders, a perfected security interest therein.

(b) Accounts. The Accounts are bona fide, existing obligations of the Account Debtors.

(c) Inventory. All Inventory is in all material respects of good and marketable quality, free from material defects, except for Inventory that has exceeded its shelf life.

(d) Intellectual Property and License Agreements. A list of all of Borrower’s Intellectual Property and all license agreements, sublicenses, or other rights of any Loan Party to use Intellectual Property (including all in-bound license agreements, but excluding over-the-counter software that is commercially available to the public) is set forth on Schedule 5.2(d), which indicates, for each item of property: (i) the name of Borrower owning such Intellectual Property or licensee to such license agreement; (ii) Borrower’s identifier for such property (i.e., name of patent, license, etc.), (iii) whether such property is Intellectual Property (or application therefor) owned by Borrower or is property to which Borrower has rights pursuant to a license agreement, (iv) the expiration date of such Intellectual Property or license agreement, and (v) whether such property constitutes Material Intellectual Property. In the case of any Material Intellectual Property that is a license agreement, Schedule 5.2(d) further indicates, for each: (A) the name and address of the licensor, (B) the name and date of the agreement pursuant to which such item of Material Intellectual Property is licensed, (C) whether or not such license agreement grants an exclusive license to Borrower, (D) whether there are any purported restrictions in such license agreement as to the ability of Borrower to grant a security interest in and/or to transfer any of its rights as a licensee under such license agreement, and (E) whether a default under or termination of such license agreement could interfere with Agent’s right to sell or assign such license or any other Collateral. Except as noted on Schedule 5.2(d), Borrower is the sole owner of its Intellectual Property, except for non-exclusive licenses granted to its customers in the Ordinary Course of Business as identified on Schedule 5.2(d). To the best of Borrower’s knowledge, (x) each patent is valid and enforceable and (y) no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to have a Material Adverse Change. No part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e) Location of Collateral. On the Closing Date, the Collateral is located at the address(es) identified on Schedule 5.2(e), and are not in the possession of any third party bailee (such as a warehouse) except as disclosed Schedule 5.2(e), and as of the Closing Date, no such third party bailee possesses components of the Collateral in excess of Twenty-Five Thousand Dollars ($25,000) or which constitutes Borrower’s Books. None of the components of the Collateral shall be maintained at locations other than as disclosed Schedule 5.2(e) on the Closing Date or as permitted pursuant to Section 7.2. In the event that Borrower, after the Closing Date, intends to store or otherwise deliver any portion of the Collateral to a bailee in excess of Twenty-Five Thousand Dollars ($25,000) or which constitutes Borrower’s Books, then Borrower will first receive the written consent of Agent and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Agent in its sole discretion.

5.3 Litigation. Except as disclosed on Schedule 5.3 hereto, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Fifty Thousand Dollars ($50,000.00).

5.4 No Material Deterioration in Financial Condition; Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Agent fairly present, in conformity with GAAP, in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since March 31, 2012.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.5 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities. After giving effect to the transactions described in this Agreement, Borrower is able to pay its debts (including trade debts) as they mature.

5.6 Regulatory Compliance.

(a) Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has not violated any Laws (including, but not limited to, under the FDA Canada or the CDSA), ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable Laws. Borrower has obtained all Required Permits, or has contracted with third parties holding Required Permits, necessary for compliance with all Laws and all such Required Permits are current. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

(b) None of the Borrower, its Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. Neither Borrower nor, to the knowledge of Borrower, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.7 Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities, except for Permitted Investments.

5.8 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower and its Subsidiaries have timely paid all foreign, federal, state, provincial, territorial and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided, however, that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower has no knowledge of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.9 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements, and not for personal, family, household or agricultural purposes. A portion of the proceeds of the initial Credit Extension shall be used on the Closing Date to repay in full the indebtedness of Borrower to Bank of Montreal.

5.10 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11 Regulatory Developments.

(a) All Products and all Required Permits are listed on Schedule 5.11 (as updated from time to time pursuant to Section 6.2(e)), and Borrower has delivered to Agent a copy of all Required Permits as of the date hereof and to the extent requested by Agent pursuant to Section 6.2(e).

(b) Without limiting the generality of Section 5.6 above, with respect to any Product being tested or manufactured by Borrower, Borrower has received, and such Product is the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of Borrower, and Borrower has not received any notice from any applicable Governmental Authority, specifically including the FDA and Health Canada, that such Governmental Authority is conducting an investigation or review (other than a normal routine scheduled inspection) of (i) Borrower’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of Laws and/or the Required Permits related to the manufacture of such Product, or (ii) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product by Borrower should cease.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) Without limiting the generality of Section 5.6 above, with respect to any Product marketed or sold by Borrower, Borrower has received, and such Product is the subject of, all Required Permits needed in connection with the marketing and sales of such Product as currently being marketed or sold by Borrower, and Borrower has not received any notice from any applicable Governmental Authority, specifically including the FDA and Health Canada, that such Governmental Authority is conducting an investigation or review of any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace.

(d) Without limiting the generality of Section 5.6 above, (i) there have been no adverse clinical test results which have or could reasonably be expected to cause a Material Adverse Change in respect of any Product since the date on which Borrower acquired rights to such Product, and (ii) there have been no product recalls or voluntary product withdrawals from any market in respect of any Product since the date on which Borrower acquired rights to such Product other than as set out in Schedule 5.11(d)(ii).

(e) Borrower has not experienced any significant failures in its manufacturing of any Product which caused any reduction in Products sold.

6. AFFIRMATIVE COVENANTS

Borrower covenants and agrees to do all of the following:

6.1 Organization and Existence; Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. Borrower shall comply, and have each Subsidiary comply, with all Laws, ordinances and regulations to which it is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.

(b) Obtain and keep in full force and effect, all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent for the ratable benefit of the Lenders, in all of the Collateral. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Agent.

(c) In connection with the development, testing, manufacture, marketing or sale of each and any Product by Borrower, Borrower shall comply fully and completely in all respects with all Required Permits at all times issued by any Governmental Authority (specifically including the FDA and Health Canada) the noncompliance with which could have a Material Adverse Change with respect to such development, testing, manufacture, marketing or sales of such Product by Borrower as such activities are at any such time being conducted by Borrower.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.2 Financial Statements, Reports, Certificates.

(a) Deliver to Agent: (i) as soon as available, but no later than forty-five (45) days after the last day of each month, a company prepared consolidated balance sheet, income statement and cash flow statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Agent; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent in its reasonable discretion; (iii) as soon as available after approval thereof by Borrower’s Board of Directors, but no later than thirty (30) days after the last day of Borrower’s fiscal year, Borrower’s financial projections for current fiscal year as approved by Borrower’s Board of Directors; (iv) within five (5) days of delivery, copies of all statements, reports and notices made available to all of Borrower’s security holders or to any holders of Subordinated Debt; (v) in the event that Borrower becomes subject to the reporting requirements under the Securities Act (Ontario), as amended, the Securities Exchange Act of 1934, as amended, or any other securities legislation, within five (5) days of filing, all material reports and filings (including, but not limited to, on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission) or a link thereto on Borrower’s or another website on the Internet; (vi) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of Fifty Thousand Dollars ($50,000) or more or could result in a Material Adverse Change; and (vii) budgets, sales projections, operating plans and other financial information reasonably requested by Agent; provided that, notwithstanding the foregoing, until September 30, 2012, Borrower shall be permitted to deliver the financial statements described in subpart (i) above as of the last day of each quarter so long as Borrower delivers company prepared consolidated statements of total revenue and consolidated cash balance for each month within forty-five (45) days after the last day of each month, beginning with the month ending April 30, 2012.

(b) Within forty-five (45) days after the last day of each month, deliver to Agent with the monthly financial statements described above, a duly completed Compliance Certificate signed by a Responsible Officer.

(c) Keep proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower shall allow, at the sole cost of Borrower during normal business hours and upon reasonable notice (except in Exigent Circumstances), Agent and Lenders to visit and inspect any of its properties, to examine and make abstracts or copies from any of Borrower’s Books, to conduct a collateral audit and analysis of its operations and the Collateral to verify the amount and age of the accounts, the identity and credit of the respective account debtors, to review the billing practices of Borrower and to discuss its respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. Notwithstanding the foregoing, such audits shall be conducted at Borrower’s expense no more often than once every six (6) months unless a Default or Event of Default has occurred and is continuing.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d) Within twenty (20) days of (i) acquiring and/or developing any new Intellectual Property, or (ii) entering or becoming bound by any additional license or sublicense agreement or other agreement with respect to rights in Intellectual Property (other than over-the-counter software that is commercially available to the public), deliver to Agent an updated Schedule 5.2(d) reflecting same, and upon any other material change in Borrower’s Material Intellectual Property from that listed on Schedule 5.2(d). Borrower shall use commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all licenses or agreements to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by Law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents.

(e) If, after the Closing Date, Borrower determines to manufacture, sell, develop, test or market any new Product, Borrower shall give prior written notice to Agent of such determination (which shall include a brief description of such Product, plus a list of all Required Permits relating to such new Product (and a copy of such Required Permits if requested by Agent) and/or Borrower’s manufacture, sale, development, testing or marketing thereof issued or outstanding as of the date of such notice), along with a copy of an updated Schedule 5.11; provided, however, that if Borrower shall at any time obtain any new or additional Required Permits from the FDA, DEA, Health Canada or parallel state, provincial, territorial or local authorities, or foreign counterparts of the FDA, DEA, Health Canada or parallel state, provincial, territorial or local authorities, with respect to any Product which has previously been disclosed to Agent, Borrower shall promptly give written notice to Agent of such new or additional Required Permits (along with a copy thereof if requested by Agent).

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Closing Date. Borrower must promptly notify Agent of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000).

6.4 Taxes; Pensions. Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay all foreign, federal, state, provincial, territorial and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Agent, in its good faith credit judgment. All property policies shall have a lender’s loss payable endorsement showing Agent as lender loss payee and waive subrogation against Agent, and all liability policies shall show, or have endorsements showing, Agent, as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Agent at least thirty (30) days notice before canceling, amending, or declining to renew its policy. At Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Agent’s option, be payable to Agent on behalf of the Lenders on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.6 Operating Accounts. Provide Agent five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution. In addition, for each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without prior written consent of Agent. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Agent by Borrower as such.

6.7 Protection of Intellectual Property Rights. Borrower shall own, or be licensed to use or otherwise have the right to use, all Material Intellectual Property. All Intellectual Property of Borrower is and shall be fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change. From and after the Closing Date, Borrower shall not become a party to, nor become bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or other property. Borrower shall at all times conduct its business without infringement or claim of infringement of any Intellectual Property rights of others. Borrower shall do the following, to the extent it determines, in the exercise of its reasonable business judgment, that it is prudent to do so: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property; (b) promptly advise Agent in writing of material infringements of its Intellectual Property; and (c) not allow any Material Intellectual Property to be abandoned, forfeited or dedicated to the public without Agent’s prior written consent. If Borrower (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower shall concurrently provide written notice thereof to Agent and shall execute such intellectual property security agreements and other documents and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of Lenders, in such property. If Borrower decides to register any copyrights or mask works in the Canadian Intellectual Property Office, the United States Copyright Office, or similar office, Borrower shall: (x) provide Agent with at least fifteen (15) days prior written notice of Borrower’s intent to register such copyrights or mask works together with a copy of the application it intends to file with such office (excluding Exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with such office; and (z) record such intellectual property security agreement with such office contemporaneously with filing the copyright or mask work application(s) such office. Borrower shall promptly provide to Agent copies of all applications that it files for patents or for the registration of trademarks, servicemarks, copyrights or mask works, together with evidence of the recording of the intellectual property security agreement necessary for Agent, for the ratable benefit of the Lenders, to perfect and maintain a first priority perfected security interest in such property.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.8 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Agent, without expense to Agent, Borrower and its officers, employees and agents and Borrower’s Books, to the extent that Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent with respect to any Collateral or relating to Borrower.

6.9 Notices of Litigation and Default. Borrower will give prompt written notice to Agent of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which would reasonably be expected to have a Material Adverse Change. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Agent of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.10 Creation/Acquisition of Subsidiaries. In the event Borrower or any Subsidiary creates or, to the extent permitted hereunder, acquires any Subsidiary, Borrower and such Subsidiary shall promptly (and in any event within five (5) Business Days of such creation or acquisition) notify Agent of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Agent to cause each such domestic Subsidiary to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in the stock, units or other evidence of ownership of each Subsidiary (the foregoing collectively, the “Joinder Requirements”); provided, that Borrower shall not be permitted to make any Investment in such Subsidiary until such time as Borrower has satisfied the Joinder Requirements.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.11 Further Assurances.

(a) Execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

(b) Deliver to Agent, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material effect on any of the Governmental Approvals material to Borrower’s business or otherwise on the operations of Borrower or any of its Subsidiaries.

6.12 Post-Closing Obligations. Borrowers shall complete each of the post closing obligations and/or deliver to Agent each of the documents, instruments, agreements and information listed on Schedule 6.12 attached hereto, on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Agent and Lenders.

7. NEGATIVE COVENANTS

Borrower shall not do any of the following without the prior written consent of Agent and Required Lenders:

7.1 Dispositions. Convey, sell, lease, transfer, assign, grant a security in or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the Ordinary Course of Business; (b) of worn-out or obsolete Equipment; or (c) in connection with Permitted Liens. Without limiting the foregoing, Borrower agrees that it shall not grant a security interest or otherwise encumber any of its Intellectual Property without Agent’s and Required Lenders’ prior written consent.

7.2 Changes in Business, Management, Ownership or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) (i) have a change in the Chief Executive Officer or Chief Financial Officer, or (ii) enter into any transaction or series of related transactions which would result in a Change in Control; (f) change its organizational structure or type; (g) change its legal name; or (h) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided, however, that a Subsidiary of Borrower may merge or consolidate into another Subsidiary that is a Loan Party or into Borrower, so long as (a) Borrower has provided Agent with prior written notice of such transaction, (b) Borrower shall be the surviving legal entity, (c) Borrower’s tangible net worth is not thereby reduced, and (d) as long as no Event of Default is occurring prior thereto or arises as a result therefrom.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. (a) Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, (b) permit any Collateral not to be subject to the first priority security interest granted herein, or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon its property, or (d) encumber any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account, except pursuant to the terms of Section 6.6(b) hereof.

7.7 Distributions; Investments. Other than a payment of $500,000, in the aggregate, to the former shareholders of Tribute Pharma Canada Inc. and Tribute Pharmaceuticals Canada Ltd on December 1, 2012, (a) pay any dividends (other than dividends payable solely in common stock) or make any distribution or payment on or redeem, retire or purchase any capital stock (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar plans), or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lenders.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other Law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any Governmental Authority.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.11 Compliance with Anti-Terrorism Laws. Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws. Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists (or as applicable under any federal, provincial, territorial, local or other Laws). Borrower shall immediately notify Agent if Borrower has knowledge that Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists (or as applicable under any federal, provincial, territorial, local or other Laws) or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 (or any similar order, legislation or otherwise under any federal, provincial, territorial, local or other Laws) any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 (or any similar order, legislation or otherwise under any federal, provincial, territorial, local or other Laws) or other Anti-Terrorism Law.

7.12 Minimum Net Invoiced Revenues. Borrower shall not permit Net Invoiced Revenues for any period set forth below to be less than the amounts set forth below (or any lower amount identified in writing by Agent):

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Testing Period	Minimum Net Invoiced Revenues
May 1, 2012 – May 31, 2012	$[*]
May 1, 2012 – June 30, 2012	$[*]
May 1, 2012 – July 31, 2012	$[*]
May 1, 2012 – August 31, 2012	$[*]
May 1, 2012 – September 30, 2012	$[*]
May 1, 2012 – October 31, 2012	$[*]
May 1, 2012 – November 30, 2012	$[*]
May 1, 2012 – December 31, 2012	$[*]
May 1, 2012 – January 31, 2013	$[*]
May 1, 2012 – February 28, 2013	$[*]
May 1, 2012 – March 31, 2013	$[*]
May 1, 2012 – April 30, 2013	$[*]
June 1, 2012 – May 31, 2013	$[*]
July 1, 2012 – June 30, 2013	$[*]
August 1, 2012 – July 31, 2013	$[*]
September 1, 2012 – August 31, 2013	$[*]
October 1, 2012 – September 30, 2013	$[*]
November 1, 2012 – October 31, 2013	$[*]
December 1, 2012 – November 30, 2013	$[*]
January 1, 2013 – December 31, 2013	$[*]
February 1, 2013 – January 31, 2014	$[*]
March 1, 2013 – February 28, 2014	$[*]
April 1, 2013 – March 31, 2014	$[*]
May 1, 2013 – April 30, 2014	$[*]
June 1, 2013 – May 31, 2014	$[*]
July 1, 2013 – June 30, 2014	$[*]
August 1, 2013 – July 31, 2014	$[*]
September 1, 2013 – August 31, 2014	$[*]
October 1, 2013 – September 30, 2014	$[*]
November 1, 2013 – October 31, 2014	$[*]
December 1, 2013 – November 30, 2014	$[*]
January 1, 2014 – December 31, 2014	$[*]
February 1, 2014 – January 31, 2015	$[*]
March 1, 2014 – February 28, 2015	$[*]
April 1, 2014 – March 31, 2015	$[*]
May 1, 2014 – April 30, 2015	$[*]
_________________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.1(c), 6.2, 6.4, 6.5, 6.6, 6.7, 6.10, 6.11, or 6.12 or violates any covenant in Section 7; or

(b) Borrower or any of its Subsidiaries fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any Default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the Default within ten (10) days after the occurrence thereof; provided, however, that if the Default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such Default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such Default, and within such reasonable time period the failure to cure the Default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply, among other things, to the covenants set forth in subsection (a) above;

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with the Lenders or any Lender Affiliate, or (ii) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any thirty (30) day cure period; and

(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any part of its business;

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8.5 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Change;

8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of twenty (20) days after the entry thereof, provided, however, that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order or decree;

8.8 Misrepresentations. Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent and/or the Lenders or to induce Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Agent or the Lenders, or any creditor that has signed such an agreement with Agent or the Lenders breaches any terms of such agreement;

8.10 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the Ordinary Course of Business for a full term which could reasonably be expected to result in a Material Adverse Change, or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Change;

8.11 Criminal Proceeding. The institution by any Governmental Authority of criminal proceedings against Borrower;

8.12 Lien Priority. Except as permitted by Agent, any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien;

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8.13 Change in Control. A Change in Control shall have occurred; or

8.14 Withdrawals, Recalls, Adverse Test Results and Other Matters. (a) The institution of any proceeding by FDA, Health Canada, or similar Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin Borrower from manufacturing, marketing, selling or distributing any Product or Product category, (b) the institution of any action or proceeding by any DEA, FDA, Health Canada or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by Borrower or any representative of Borrower, which, in each case, could reasonably be expected to cause a Material Adverse Change, (c) the commencement of any enforcement action against Borrower by DEA, FDA, Health Canada or any other Governmental Authority, (d) the recall of any Products from the market, the voluntary withdrawal of any Products from the market, or actions to discontinue the sale of any Products, or (e) the occurrence of adverse test results in connection with a Product which could reasonably be expected to cause a Material Adverse Change.

8.15 Equity Raise. Borrower shall fail to provide to Agent, on or prior to March 31, 2013, a certificate from Stellar’s chief financial officer, in form, substance and detail satisfactory to Agent evidencing (i) Stellar’s receipt of gross cash proceeds of at least $3,000,000 from equity investors (subject to no clawback, escrow or other terms limiting Stellar’s ability to freely use such proceeds) or (ii) cash from an upfront payment from a pharmaceutical joint venture in which any Borrower participates.

9. RIGHTS AND REMEDIES

9.1 Rights and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Agent may, and at the written direction of any Lender shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Agent or the Lenders), or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent and/or the Lenders shall be immediately terminated without any action by Agent or the Lenders).

(b) Without limiting the rights of Agent and Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, at the written direction of the Required Lenders, without notice or demand, to do any or all of the following:

(i) foreclose upon and/or sell or otherwise liquidate, the Collateral;

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(ii) apply to the Obligations any (a) balances and deposits of Borrower that Agent or any Lender holds or controls, or (b) any amount held or controlled by Agent or any Lender owing to or for the credit or the account of Borrower; and/or

(iii) commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

(c) Without limiting the rights of Agent and Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default Agent shall have the right, without notice or demand, to do any or all of the following:

(i) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing Borrower money of Agent’s security interest in such funds, and verify the amount of such Account;

(ii) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(iii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements inure to Agent for the benefit of the Lenders;

(iv) place a “hold” on any account maintained with Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v) demand and receive possession of Borrower’s Books; and

(vi) subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code and the PPSA (including disposal of the Collateral pursuant to the terms thereof).

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance. As used in the immediately preceding sentence, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral.

9.2 Power of Attorney. Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Agent or a third party as the Code and/or PPSA permits. Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Agent and the Lenders are under no further obligation to make Credit Extensions hereunder. Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No such payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.4 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the United States Bankruptcy Code, or similar legislation, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to the Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lender’s claims. To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the Agent and other Lenders for purposes of perfecting Agent’s security interest therein. Notwithstanding anything to the contrary herein, any warrants issued to the Lenders by Borrower, the stock issuable thereunder, any equity securities purchased by Lenders, any amounts paid thereunder, any dividends, and any other rights in connection therewith shall not be subject to the terms and conditions of this Agreement. Nothing herein shall affect any Lender’s rights under any such warrants, stock, or other equity securities to administer, manage, transfer, assign, or exercise such warrants, stock, or other equity securities for its own account.

9.5 Liability for Collateral. So long as Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent and the Lenders, Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

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9.6 No Waiver; Remedies Cumulative. Agent’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Agent and then is only effective for the specific instance and purpose for which it is given. Agent’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Agent has all rights and remedies provided under the Code, under the PPSA, by Law, or in equity. Agent’s exercise of one right or remedy is not an election, and Agent’s waiver of any Event of Default is not a continuing waiver. Agent’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Borrower is liable.

9.8 Borrower Liability. Either Borrower may, acting singly, request Term Loans hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Term Loans hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Term Loans made hereunder and all other Obligations, regardless of which Borrower actually receives said Term Loans, as if each Borrower hereunder directly received all Term Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code, under the PPSA, or any other applicable law, and (b) any right to require the Lenders or Agent to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. The Lenders or Agent may exercise or not exercise any right or remedy they have against any Borrower or any security (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of the Lenders and Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for the Lenders and Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.9 Canadian Security Agreement. Borrower shall execute and deliver to Agent any Canadian Security Agreements (including, but not limited to, hypothecs) requested by Agent, in form and substance mutually agreed upon by the Agent and Borrower, governed by the laws of the Province of Ontario (or such other laws as required).

10. NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (b) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (c) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Agent, Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower: c/o Stellar Pharmaceuticals Inc. 544 Egerton Street London, Ontario N5W3Z8 Attention: Rob Harris Fax: (519) 434-4382 E-Mail: rob.harris@tributepharma.com

If to Agent or Lenders:

MidCap Funding III, LLC
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attention: Portfolio Management- Life Sciences
Fax: (301) 941-1450
E-Mail: lviera@midcapfinancial.com

with a copy to: Midcap Financial, LLC 7255 Woodmont Avenue, Suite 200 Bethesda, Maryland 20814 Attention: General Counsel Fax: (301) 941-1450 E-Mail: rgoodridge@midcapfinancial.com

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

THIS AGREEMENT, EACH SECURED PROMISSORY NOTE AND EACH OTHER LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. NOTWITHSTANDING THE FOREGOING, AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 10 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

Borrower, Agent and each Lender agree that each Term Loan (including those made on the Closing Date) shall be deemed to be made in, and the transactions contemplated hereunder and in any other Loan Document shall be deemed to have been performed in, the State of Maryland.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

12. GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion).Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loan, together with all related obligations of such Lender hereunder. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective assignment agreement in form and substance acceptable to Agent, executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Agent reasonably shall require. Notwithstanding anything set forth in this Agreement to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.2 Indemnification.

(a) Borrower agrees to indemnify, defend and hold Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Agent or the Lenders (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person from, following, or arising from transactions between Agent, and/or the Lenders and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct (collectively, the “Indemnified Liabilities”).

(b) Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) To the extent that the undertaking set forth in this Section 12.2 may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such Indemnified Liabilities incurred by the Indemnitees or any of them.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 [Reserved].

12.6 Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify each Lender and Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9 Confidentiality. In handling any confidential information of Borrower, the Lenders and Agent shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to the Lenders’ and Agent’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Agent shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by Law, regulation, subpoena, or other order; (d) to regulators or as otherwise required in connection with an examination or audit; (e) as Agent considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Agent so long as such service providers have executed a confidentiality agreement with the Lenders and Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Agent’s possession when disclosed to the Lenders and/or Agent, or becomes part of the public domain after disclosure to the Lenders and/or Agent; or (ii) is disclosed to the Lenders and/or Agent by a third party, if the Lenders and/or Agent does not know that the third party is prohibited from disclosing the information. Agent and/or Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Agent and/or Lenders, as applicable, do not disclose Borrower’s identity or the identity of any Person associated with Borrower unless otherwise expressly permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.10 Right of Set Off. Borrower hereby grants to Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or the Lenders or any entity under the control of Agent or the Lenders (including a Agent affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other Collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11 [Reserved].

12.12 Amendments.

(a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and Required Lenders. Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of the “Lenders” shall require the written consent of Required Lenders.

(b) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase or decrease the Commitment of any Lender (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder (other than waiving the imposition of the Default Rate), (iii) postpone the date fixed for or waive any payment of principal of or interest on any Term Loan, or any fees or reimbursement obligation hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of any of the Intellectual Property, in each case, except as otherwise expressly permitted in the Loan Documents (which shall be deemed to affect all Lenders), (v) subordinate the lien granted in favor of Agent securing the Obligations (which shall be deemed to affect all Lenders), (vi) release a Loan Party from, or consent to a Loan Party’s assignment or delegation of, such Loan Party’s obligations hereunder and under the other Loan Documents or any Guarantor from its guaranty of the Obligations (which shall be deemed to affect all Lenders) or (vii) amend, modify, terminate or waive Section 9.4, 12.10 or this Section 12.12(b).

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) Notwithstanding any provision in this Section 12.12 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent hereunder shall be effective unless signed by Borrower, Agent and Required Lenders.

(d) Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 12.12 shall apply equally to, and shall be binding upon, all the Lenders and Agent.

12.13 Publicity. Borrower will not directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable Law, subpoena or judicial or similar order, in which case Borrower shall endeavor to give Agent prior written notice of such publication or other disclosure. Each Lender and Borrower hereby authorizes each Lender to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication. In addition, each Lender and Borrower agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, such authorization shall be subject to such Lender providing Borrower and the other Lenders with an opportunity to review and confer with such Lender regarding, and approve, the contents of any such tombstone, advertisement or information, as applicable, prior to its initial submission for publication, but subsequent publications of the same tombstone, advertisement or information shall not require Borrower’s approval.

12.14 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13. AGENT

13.1 Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through its, or its Affiliates’, agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

13.3 Liability of Agent. Except as otherwise provided herein, no Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any Affiliate thereof.

13.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of all Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless Agent shall have received written notice from a Lender or Borrower, describing such default or Event of Default. Agent will notify the Lenders of its receipt of any such notice. Agent shall take such action with respect to an Event of Default as may be directed in writing by the Required Lenders in accordance with Section 9(a); provided, however, that while an Event of Default has occurred and is continuing, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as Agent shall deem advisable or in the best interest of the Lenders, including without limitation, satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Loan Documents, payment of taxes on behalf of Borrower, payments to landlords, warehouseman, bailees and other Persons in possession of the Collateral and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting Borrower and/or the Collateral.

13.6 Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, each Lender shall, severally and pro rata based on its respective Pro Rata Share, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (which shall not include legal expenses of Agent incurred in connection with the closing of the transactions contemplated by this Agreement) incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 13.7. Without limitation of the foregoing, each Lender shall, severally and pro rata based on its respective Pro Rata Share, reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Lenders’ Expenses incurred after the closing of the transactions contemplated by this Agreement) incurred by Agent (in its capacity as Agent, and not as a Lender) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 13.7 shall survive the payment in full of the Obligations, the termination of this Agreement and the resignation of Agent.

13.8 Agent in its Individual Capacity. With respect to its Credit Extensions, MidCap shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms “Lender” and “Lenders” include MidCap in its individual capacity.

13.9 Successor Agent.

(a) Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) 50% or more of its Loan, in each case without the consent of the Lenders or Borrowers. Following any such assignment, Agent shall give notice to the Lenders and Borrowers. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b) Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrowers. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrowers and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this subsection (b).

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this subsection (c)). The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 13 shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

13.10 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, Agent (irrespective of whether the principal of any Loan, shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent allowed in such judicial proceeding); and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Section 2.4(d). To the extent that Agent fails timely to do so, each Lender may file a claim relating to such Lender’s claim.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Guarantor and any Lien on any Collateral granted to or held by Agent under any Loan Document (a) upon the date that all Obligations due hereunder have been fully and indefeasibly paid in full and no Term Loan Commitments or other obligations of any Lender to provide funds to Borrower under this Agreement remain outstanding, (b) that is transferred or to be transferred as part of or in connection with any Transfer permitted hereunder or under any other Loan Document, or (c) as approved in accordance with Section 12.11. Upon request by Agent at any time, all Lenders will confirm in writing Agent’s authority to release its interest in particular types or items of Property, pursuant to this Section 13.11.

13.12 Cooperation of Borrower. If necessary, Borrower agrees to (a) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.1, (b) make Borrower’s management available to meet with Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions and (c) assist Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.9 Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

14. DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“Access Agreement” means a landlord consent, bailee letter or warehouseman’s letter, in form and substance reasonably satisfactory to Agent, in favor of Agent executed by such landlord, bailee or warehouseman, as applicable, for any third party location.

“Account” means any “account”, as defined in the Code and the PPSA, with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” means any “account debtor”, as defined in the Code and the PPSA, with such additions to such term as may hereafter be made.

“Affiliate” means, with respect to any Person, a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Agent” means, MidCap, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Agent-Related Person” means the Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons; provided, however, that no Agent-Related Person shall be an Affiliate of Borrower.

“Agreement” has the meaning given it in the preamble of this Agreement.

“Amortization Date” means November 1, 2012.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including in the United States of America, Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC, and any similar Laws under the Laws of Canada, the Province of Ontario or otherwise, including, but not limited to, the Criminal Code (Canada) and the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism.

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Base LIBOR Rate” means, for any Interest Period, the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of such Interest Period or, if such day is not a Business Day, on the preceding Business Day) in the amount of One Million Dollars ($1,000,000) are offered to major banks in the London interbank market on or about 11:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period, for a term comparable to such Interest Period, which determination shall be conclusive in the absence of manifest error. On the Closing Date, Agent uses Bloomberg as its source for determining Base LIBOR Rate.

“Blocked Person” means: (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 (and any similar Law under the Laws of Canada, the Province of Ontario or otherwise), (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 (and any similar Law under the Laws of Canada, the Province of Ontario or otherwise), (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224 (and any similar Law under the Laws of Canada, the Province of Ontario or otherwise), or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list (and any similar list under the Laws of Canada, the Province of Ontario or otherwise).

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Borrower” has the meaning given it in the preamble of this Agreement.

“Borrower’s Books” means all of Borrower’s books and records, including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” means, with respect to any Person, those resolutions adopted by such Person’s Board of Directors (or shareholder(s), as required) and delivered by such Person to Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by a senior officer on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as an Exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agent and the Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Agent a further certificate canceling or amending such prior certificate.

“Business Day” means any day that is not a Saturday, Sunday, a statutory holiday in the Province of Ontario, or a day on which Agent is closed.

“Canadian Dollars” means the lawful currency of Canada.

“Canadian Security Agreement” means a Security Document executed by a Borrower, pursuant to which such Borrower grants to Agent, for its benefit and the benefit of the Lenders, a first-priority Lien on all of its assets, in form and substance acceptable to Agent.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States, Canada or any agency or any State, province or territory thereof having maturities of not more than one (1) year from the date of acquisition, (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit issued maturing no more than one (1) year after issue, and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (b) of this definition. For the avoidance of doubt, the direct purchase by Borrower, co-borrower, or any subsidiary of Borrower of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower, co-borrower, or any subsidiary of Borrower shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this agreement governing Permitted Investments. Notwithstanding the foregoing, Cash Equivalents does not include, and each Borrower and Subsidiary is prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

“CDSA” means the Controlled Drugs and Substances Act (Canada), S.C. 1996, C. 19, as amended, and all regulations promulgated thereunder.

“Change in Control” means any event, transaction, or occurrence as a result of which (a) any Person, other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act or the equivalent under Canadian law), directly or indirectly, of securities of Borrower, representing twenty-five percent (25%) or more of the combined voting power of Stellar’s then outstanding securities; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by the Board of Directors of Borrower was approved by a vote of not less than two-thirds of the directors then still in office who either were directions at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) Stellar ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding securities of each of its Subsidiaries; or (d) the occurrence of any “change of control” or any term of similar effect under any Subordinated Debt document.

“Claims” has the meaning given it in Section 12.2.

“Closing Date” has the meaning given it in the preamble of this Agreement.

“Code” means the Uniform Commercial Code in effect on the date hereof, as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; and provided, further, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the other Loan Documents, including, without limitation, all of the property described in Exhibit A hereto.

“Collateral Account” means any Deposit Account, Securities Account or Commodity Account.

“Commitment Percentage” means, as to any Lender, the percentage set forth opposite such Lender’s name on Schedule 1, as amended from time to time.

“Commodity Account” means any “commodity account”, as defined in the Code and the PPSA, with such additions to such term as may hereafter be made.

“Communication” has the meaning given it in Section 10.

“Compliance Certificate” means a certificate, duly executed by an authorized officer of Borrower, appropriately completed and substantially in the form of Exhibit C.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the Ordinary Course of Business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent obtains control (within the meaning of the Code and the PPSA) for the benefit of the Lenders over such Deposit Account, Securities Account or Commodity Account.

“Credit Extension” means any Term Loan or any other extension of credit by Agent or the Lenders for Borrower’s benefit.

“DEA” means the Drug Enforcement Administration of the United States of America, and any successor agency thereof.

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“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” has the meaning given it in Section 2.3(c).

“Deposit Account” means any “deposit account” as defined in the Code and any other deposit account as such term is commonly understood, with such additions to such term as may hereafter be made.

“Designated Deposit Account” means Borrower’s deposit account, account number 039167-070, maintained with HSBC Bank Canada and over which Agent has been granted control for the ratable benefit of all Lenders.

“Dollars,” “dollars” and “$” each means lawful money of the United States.

“Draw Period” means the period of time commencing upon the Closing Date and continuing through the earliest to occur of (a) the Draw Period Termination Date and (b) an Event of Default.

“Draw Period Termination Date” means March 31, 2013.

“Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA, and as may be similarly defined or expressed under the FDA Canada, the CDSA, or as related to or in connection with any drug application under, but not limited to, the FDA Canada, Health Canada, the Therapeutic Products Directorate of Health Canada or the CDSA.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent; provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower, any Guarantor or any of Borrower’s or any Guarantor’s Affiliates or Subsidiaries. Notwithstanding the foregoing, in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party becoming an assignee incident to such forced divestiture.

“Equipment” means all “equipment”, as defined in the Code and the PPSA, with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations promulgated thereunder.

“Event of Default” has the meaning given it in Section 8.

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“Exigent Circumstance” has the meaning given it in Section 9.1(c).

“FDA” means the Food and Drug Administration of the United States of America, or any successor entity thereto.

“FDA Canada” means the Food and Drugs Act, R.S.C. 1985, C. F-27, as amended, and all regulations promulgated thereunder.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earlier to occur of (a) the Maturity Date, (b) the acceleration of any Term Loan, and (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the Term Loan Commitments multiplied by the Final Payment Percentage.

“Final Payment Percentage” means four percent (4.00%).

“Funding Date” means any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles”, as defined in the Code and all “intangibles” as defined in the PPSA, with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable Law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including, without limitation, key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

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“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any present or future guarantor of the Obligations.

“Health Canada” means the Canadian federal government department established pursuant to the Department of Health Act (Canada) responsible for the administration of various statutes, including, among others, the Food and Drugs Act (Canada) R.S.C. 1985, c. F-27 and the regulations thereunder, each as amended from time to time.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Liabilities” has the meaning given it in Section 12.2.

“Indemnified Person” has the meaning given it in Section 12.2.

“Insolvency Proceeding” means any proceeding by or against any Person under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), United States Bankruptcy Code, or any other bankruptcy or insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Interest Expense” means for any fiscal period with respect to Borrower and its Subsidiaries on a consolidated basis, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

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“Interest Period” means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; provided, however, that the first (1st) Interest Period for each Term Loan shall commence on the date that the applicable Term Loan is made and end on the last day of such month.

“Interest Rate Determination Date” means the second (2nd) Business Day prior to the first (1st) day of the related Interest Period.

“Inventory” means all “inventory”, as defined in the Code and the PPSA, with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary or (b) make or purchase any advance, loan, extension of credit or capital contribution to any Person.

“IP Agreement” means that certain Intellectual Property Security Agreement executed and delivered by Borrower to Agent dated of even date herewith.

“ITA” means collectively the Income Tax Act (Canada) and the regulations to the Income Tax Act (Canada), all as the same may from time to time be in effect.

“Judgment Conversion Date” has the meaning given it in Section 1.5.

“Judgment Currency” has the meaning given it in Section 1.5.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Borrower in any particular circumstance.

“Lender” means any one of the Lenders.

“Lenders” means the Persons identified on Schedule 1 hereto, and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” means all reasonable and documented audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) of Agent and Lenders for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Agent or the Lenders in connection with the Loan Documents. Notwithstanding anything to the contrary set forth in this Agreement, Borrower shall not be responsible for reimbursing Lender for any Lenders’ Expenses incurred on or prior to the Closing Date in excess of $65,000.

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“LIBOR Rate” means, for each Interest Period, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100th%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“LIBOR Rate Margin” means seven percent (7.0%) per annum.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise against any property.

“Loan Documents” means, collectively, this Agreement, the Perfection Certificate, the IP Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor in connection with the indebtedness governed by this Agreement, and any other present or future agreement between Borrower and/or for the benefit of the Lenders and Agent in connection with this Agreement, all as amended, restated, or otherwise modified.

“Loan Party” means Borrower and each Guarantor.

“Material Adverse Change” means (a) a material impairment in the perfection or priority of the Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or financial condition of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Intellectual Property” means all of Borrower’s Intellectual Property and license or sublicense agreements or other agreements with respect to rights in Intellectual Property that are material to the condition (financial or other), business or operations of Borrower, as determined by Agent.

“Maturity Date” means May 11, 2015 for each Term Loan.

“Maximum Lawful Rate” has the meaning given it in Section 2.3(f).

“Net Invoiced Revenues” means revenues of Borrower generated and invoiced in the Ordinary Course of Business from the sale of Products and which are fully and unconditionally earned under the terms of such sale or provision net of wholesaler chargebacks, allowances for product returns, cash discounts, administrative fees and other rebates.

“Obligation Currency” has the meaning given it in Section 1.5.

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“Obligations” means all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, and other amounts Borrower owes the Lenders now or later, under this Agreement or the other Loan Documents, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Agent, and the performance of Borrower’s duties under the Loan Documents.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by an officer of such Person on the Closing Date, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Loan Party, the ordinary course of business of such Loan Party, as conducted by such Loan Party in accordance with past practices.

“Payment/Advance Form” means that certain form attached hereto as Exhibit B.

“Payment Date” means the first calendar day of each calendar month if such day is a Business Day and if such day is not a Business Day then the immediate next day that is a Business Day.

“Perfection Certificate” has the meaning given it in Section 5.1.

“Permits” means licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, other authorizations, registrations, permits, consents and approvals required in connection with the conduct of Borrower’s or any Subsidiary’s business or to comply with any applicable Laws, including, without limitation, drug listings and drug establishment registrations under the FDA Canada, Health Canada, the Therapeutic Products Directorate of Health Canada, the CDSA, 21 U.S.C. Section 510, and registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by federal, state, provincial, territorial or other governments for the conduct of Borrower’s or any Subsidiary’s business.

“Permitted Indebtedness” means:

(a) Borrower’s Indebtedness to the Lenders and Agent under this Agreement and the other Loan Documents;

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(b) Indebtedness existing on the Closing Date and described on Schedule 7.4;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(e) Indebtedness secured by Permitted Liens; and

(f) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided, however, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” means:

(a) Investments existing on the Closing Date and described on Schedule 7.7;

(b) Investments consisting of Cash Equivalents; and

(c) Investments in Subsidiaries solely to the extent permitted pursuant to Section 6.10.

“Permitted Liens” means:

(a) Liens existing on the Closing Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided, however, that no notice of any such Lien has been filed or recorded under the ITA, as amended, and the regulations adopted thereunder, or the Internal Revenue Code of 1986, as amended , and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Thousand Dollars ($100,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided, however, that they have no priority over any of Agent’s Lien and the aggregate amount of such Liens does not any time exceed Twenty Five Thousand Dollars ($25,000);

(e) leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest;

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(f) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred made in the Ordinary Course of Business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions to secure payment of fees and similar costs and expenses subject to Borrower’s compliance with Section 6.6(b) hereof;

(g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.5 or 8.7;

(i) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Change;

(j) non-exclusive licenses of Intellectual Property granted to third parties in the Ordinary Course of Business; and

(k) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (c) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PPSA” means the Personal Property Security Act, R.S.O. 1990, C.P.10 (Ontario), as amended; provided that in the event that, by reason of mandatory provisions of law, the validity, perfection and effect of perfection or non perfection of a security interest or other applicable Lien is governed by other personal property security laws in any other Province or territory of Canada, the term “PPSA” means such other personal property security laws of such other Province or territory of Canada.

“Prepayment Fee” means with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(a) for a prepayment made on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, three percent (3.0%) multiplied by the outstanding principal amount of the Term Loans;

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) for a prepayment made after the date which is twelve (12) months after the Closing Date through and including the date which is twenty-four (24) months after the Closing Date, two percent (2.0%) multiplied by the outstanding principal amount of the Term Loans; and

(c) for a prepayment made after the date which is twenty-four (24) months after the Closing Date and prior to the Maturity Date, one percent (1.0%) multiplied by the outstanding principal amount of the Term Loans.

“Pro Rata Share” means, as determined by Agent, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the amount of Term Loans held by such Lender by the aggregate amount of all outstanding Term Loans.

“Products” means any products manufactured, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries, excluding Daraprim® and Bladder Chek® and including without limitation, those products set forth on Schedule 5.11 (as updated from time to time in accordance with Section 6.2(d) above); provided, however, that if Borrower shall fail to comply with the obligations under Section 6.2(d) to give notice to Agent and update Schedule 5.11 prior to manufacturing, selling, developing, testing or marketing any new Product, any such improperly undisclosed Product shall be deemed to be included in this definition; and provided, further, that products manufactured by Borrower for unaffiliated third parties shall not be deemed “Products” hereunder.

“Required Lenders” means Lenders having (a) more than 60% of the Term Loan Commitments of all Lenders, or (b) if such Term Loan Commitments have expired or been terminated, more than 60% of the aggregate outstanding principal amount of the Term Loans; provided, however, that so long as a party that is a Lender hereunder on the Closing Date does not assign any portion of its Term Loan Commitment or Term Loan, the term “Required Lenders” shall include such Lender. For purposes of this definition only, a Lender shall be deemed to include itself, and any Lender that is an Affiliate or Approved Fund of such Lender.

“Required Permit” means a Permit (a) issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries or any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA. Health Canada or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) as such activities are being conducted by such Borrower with respect to such Product at such time), and (b) issued by any Person from which Borrower or any of their Subsidiaries have received an accreditation.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any Law (statutory or common), treaty, rule or regulation or final determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Responsible Officer” means any of the President and Chief Executive Officer or Chief Financial Officer of Borrower.

“Secured Promissory Note” has the meaning given it in Section 2.7.

“Secured Promissory Note Record” means a record maintained by each Lender with respect to the outstanding Obligations and credits made thereto.

“Securities Account” means any “securities account”, as defined in the Code and the PPSA, with such additions to such term as may hereafter be made.

“Security Document” means this Agreement, any general security agreement or deed of hypothec executed by a Borrower that is organized under the laws of Canada or any Province or territory thereof, and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Loan Parties or any other Person either (a) guarantees payment or performance of all or any portion of the Obligations, and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Stated Rate” has the meaning given it in Section 2.3(f).

“Stellar” means Stellar Pharmaceutical Inc., a corporation amalgamated under the laws of the Province of Ontario.

“Subordinated Debt” means indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Agent and the Lenders entered into between Agent, Borrower and the other creditor), on terms acceptable to Agent and the Lenders.

“Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or one or more of Affiliates of such Person.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Term Loan” or “Term Loans” has the meaning given it in Section 2.2(a).

“Term Loan Commitment” means, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Tranche Two Eligibility Date” means a date on which (a) Borrower provides to Agent a certificate from Stellar’s chief financial officer, in form, substance and detail satisfactory to Agent evidencing Stellar’s receipt of gross cash proceeds of at least $6,000,000 in the aggregate from (i) equity investors (subject to no clawback, escrow or other terms limiting Stellar’s ability to freely use such proceeds), (ii) an upfront payment from a pharmaceutical joint venture in which any Borrower participates, or (iii) a combination of (i) and (ii) or (b) Agent has (in its sole discretion) agreed to activate Tranche Two following the acquisition or licensing of a Product by any Borrower following the Closing Date.

“Transfer” has the meaning given it in Section 7.1.

“Warrants” means those certain Warrants to Purchase Stock dated as of the Closing Date executed by Borrower in favor of each Lender or such Lender’s Affiliates.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

(Signature Page to Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER: STELLAR PHARMACEUTICALS INC.

By:	/s/ Robert Harris
Robert Harris
Chief Executive Officer

TRIBUTE PHARMA CANADA INC.

By:	/s/ Robert Harris
Robert Harris
President

TRIBUTE PHARMACEUTICALS CANADA LTD.

By:	/s/ Robert Harris
Robert Harris
President

(Signature Page to Loan and Security Agreement)

AGENT: MIDCAP FUNDING III, LLC, a Delaware limited liability company

By:	/s/ Joshua Groman
Joshua Groman, PhD.
Managing Director

LENDERS: MIDCAP FUNDING III, LLC, a Delaware limited liability company

By:	/s/ Joshua Groman
Joshua Groman, PhD.
Managing Director

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Collateral
Exhibit B	Form of Loan Payment / Advance Request Form
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Secured Promissory Note
Exhibit E	Form of Warrant

SCHEDULES

Schedule 1	Lenders and Commitments
Schedule 5.1	Organizational Information
Schedule 5.2	Collateral Disclosures
Schedule 5.3	Litigation
Schedule 5.11	Products and Required Permits
Schedule 6.12	Post-Closing Obligations
Schedule 7.4	Indebtedness
Schedule 7.7	Investments

EXHIBIT A

COLLATERAL

The Collateral consists of all assets of Borrower, including all of Borrower’s right, title and interest in and to the following personal property:

(a)           all goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, investment accounts, commodity accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b)           all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

Deadline is Noon E.S.T.

Date: __________________, 201__

LOAN PAYMENT:
From Account #________________________ (Deposit Account #)	To Account #__________________________ (Loan Account #)
Principal $___________________________ and/or Interest ____________________________
Authorized Signature:	Phone Number:
Print Name/Title:

Loan Advance:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.
From Account #________________________ (Loan Account #)	To Account #_______________________ (Deposit Account #)
Amount of Advance $
All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:_________________________	Phone Number:_________________________
Print Name/Title: _________________________

Outgoing Wire Request:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Beneficiary Name:	Amount of Wire: $
Beneficiary Lender:	Account Number:
City and State:
Beneficiary Lender Transit (ABA) #: (For International Wire Only)	Beneficiary Lender Code (Swift, Sort, Chip, etc.):
Intermediary Lender:	Transit (ABA) #:
For Further Credit to:
Special Instruction:
By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me.

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	MidCap Funding III, LLC, as Agent
FROM:	_________________________________
DATE:	________________, 201__

The undersigned authorized officer of ________________________________________ (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower, Agent and the Lenders (the “Agreement”):

(1)           Borrower is in compliance with all required covenants for the month ending _______________, 201__, except as noted below;

(2)           there are no Events of Default;

(3)           all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(4)           Borrower, and each of its Subsidiaries, has timely filed all required tax returns and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and

(5)           no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent.

Attached are the required documents supporting the certifications set forth in this Compliance Certificate. The undersigned certifies, in his/her capacity as an officer of the Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges, in his/her capacity as an officer of Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly Financial Statements	Monthly within 45 days	Yes	No
Audited Financial Statements	Annually within 120 days after FYE	Yes	No
Board Approved Projections	Annually within 30 days after FYE	Yes	No
Compliance Certificate	Monthly within 45 days	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
_____________________________________________________________________________________________________________________________________________________________________

BORROWER: STELLAR PHARMACEUTICALS INC. By:_________________________________ Name:______________________________ Title:_______________________________
AGENT USE ONLY

Received by:__________________________
authorized signer
Date:_______________________________
Verified:_____________________________
authorized signer
Date:_______________________________

TRIBUTE PHARMA CANADA INC. By:_________________________________ Name:______________________________ Title:_______________________________	Compliance Status:	Yes	No
TRIBUTE PHARMACEUTICALS CANADA LTD. By:_________________________________ Name:______________________________ Title:_______________________________

EXHIBIT D

SECURED PROMISSORY NOTE

EXHIBIT E

WARRANT

SCHEDULE 5.1

ORGANIZATIONAL INFORMATION

Legal Name of Borrower:	Stellar Pharmaceuticals Inc.
Type of Legal Entity:	Corporation
Province of Organization:	Ontario
Organizational Identification Number:	1643380
Tax Identification Number:	85828-4979-RT0001
Principal Place of Business:	544 Egerton Street, London, Ontario N5W3Z8

Legal Name of Borrower:	Tribute Pharma Canada Inc.
Type of Legal Entity:	Corporation
Province of Organization:	Ontario
Organizational Identification Number:	1759171
Tax Identification Number:	80888-6618-RT0001
Principal Place of Business	57 Martin Street, Milton Ontario L9T2R1

Legal Name of Borrower:	Tribute Pharmaceuticals Canada Ltd.
Type of Legal Entity:	Corporation
Province of Organization:	Ontario
Organizational Identification Number:	2249007
Tax Identification Number:	80470-3668-RT0001
Principal Place of Business	57 Martin Street, Milton Ontario L9T2R1

SCHEDULE 5.2(A)

COLLATERAL ACCOUNTS

Bank Name	Borrower	Account Number	Branch Address
Bank of Montreal	Tribute Pharma Canada Inc.	1001598	1001 Maple Ave., Milton ON L9TOA5
Bank of Montreal	Tribute Pharma Canada Inc.	4600544	1001 Maple Ave., Milton ON L9TOA5
Bank of Montreal	Tribute Pharma Canada Inc.	1002021	1001 Maple Ave., Milton ON L9TOA5
Bank of Montreal	Tribute Pharmaceuticals Canada Ltd.	1003286	1001 Maple Ave., Milton ON L9TOA5
Bank of Montreal	Tribute Pharmaceuticals Canada Ltd.	4601221	1001 Maple Ave., Milton ON L9TOA5
HSBC Bank	Stellar Pharmaceuticals Inc.	039167-001	285 King St., London ON N6B 3M6
HSBC Bank	Stellar Pharmaceuticals Inc.	039167-070	285 King St., London ON N6B 3M6
HSBC Bank	Stellar Pharmaceuticals Inc.	039167-270	285 King St., London ON N6B 3M6

SCHEDULE 5.2(D)

INTELLECTUAL PROPERTY AND LICENSE AGREEMENTS

[APPLIES TO ALL Intellectual Property and License Agreements]
Borrower	Name / Identifier of IP or License	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement	Expiration Date (if a License, expiration of License and Licensed Property)
Stellar Pharmaceuticals Inc.	Uracyst - #6,083,933 (US Patent)	Patent	04/16/2019
Stellar Pharmaceuticals Inc.	Uracyst - #2,269,260 (Canadian Patent)	Patent	04/16/2019
Stellar Pharmaceuticals Inc.	Uracyst - #US 7772210 (United States)	Patent	11/07/2024
Stellar Pharmaceuticals Inc.	Uracyst - #ZL200480006467.1 (China)	Patent	02/18/2024
Stellar Pharmaceuticals Inc.	Uracyst - #4778888 (Japan)	Patent	02/18/2024
Stellar Pharmaceuticals Inc.	Uracyst - #AU 2004212650 (Australia)	Patent	02/18/2024
Stellar Pharmaceuticals Inc.	Uracyst - Application #04711966.4 (Europe – pending)	Patent Application	N/A
Stellar Pharmaceuticals Inc.	Uracyst – Application #4050/DELNP (India – pending)	Patent Application	N/A
Stellar Pharmaceuticals Inc.	Uracyst – Application #170309 (Israel – pending)	Patent Application	N/A
Stellar Pharmaceuticals Inc.	Uracyst – Application #2515512 (Canada – pending)	Patent Application	N/A
Stellar Pharmaceuticals Inc.	Uracyst - #8084441 (United States – second high dose patent)	Patent	02/19/2023
Stellar Pharmaceuticals Inc.	Uracyst – Application #13/373226 (United States – third high dose patent)	Patent Application	N/A
Stellar Pharmaceuticals Inc.	NeoVisc Trademarks – Canada (TMA 486692), Germany (30457514.3), European Community (004376208), Dominican Republic (140250), Mexico (823752)	Trademarks	N/A

[APPLIES TO ALL Intellectual Property and License Agreements]
Borrower	Name / Identifier of IP or License	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement	Expiration Date (if a License, expiration of License and Licensed Property)
Stellar Pharmaceuticals Inc.	Uracyst Trademarks – Canada (TMA486693), European Community (002297653), Korea (40-084954)	Trademarks	N/A
Stellar Pharmaceuticals Inc.	Uropol Trademarks – Germany (303 46 971), Austria (230 503), Switzerland (514 536)	Trademarks	N/A
Tribute Pharmaceuticals Canada Ltd.	Cambia Patent #CA 2,254,144 (Canada) (granted) Cambia Patent #CA 2,632,375 (Canada) (pending)	Patent	May 15, 2017 June 16, 2026 (if granted)
Tribute Pharmaceuticals Canada Ltd.	Cambia Trademark	Trademark License Agreement	December 31, 2025
Tribute Pharma Canada Inc.	Soriatane Trademarks	License to use Trademarks	December 31, 2018
Tribute Pharma Canada Inc.	Bezalip SR Trademarks	License to use Trademarks	December 31, 2018
Tribute Pharma Canada Inc.	License Agreement for Bezalip and Soriatane in Canada	License Agreement	December 31, 2018
Tribute Pharmaceuticals Canada Ltd.	License Agreement for Bezalip in the United States	License Agreement	N/A
Tribute Pharmaceuticals Canada Ltd.	License Agreement for Cambia in Canada	License Agreement	December 31, 2025
Stellar Pharmaceuticals Inc.	License Agreement for MycoVa in Canada	License Agreement	December 30, 2026

[APPLIES TO License Agreements ONLY]
Name and Address of Licensor	Name and Date of License Agreement	Exclusive License? (Yes/No)	Restrictions to grant a lien, assign or sublicense? (Yes/No)	Default or Termination affect Agent’s ability to sell or assign? (Yes/No)
Actavis Group PTC ehf Reykjavikurve gi 76-78 P.O. Box 420 IS-220 Hafnarfjodor, Iceland	Sales Marketing and Distribution Agreement (re Bezalip and Soriatane) dated June 30, 2008 as amended on January 1, 2010 and on March 31, 2011	No	Lien – restricted Subcontracting/sublicensing – restricted Assignment - restricted	Yes
Actavis Group PTC ehf Reykjavikurve gi 76-78 P.O. Box 420 IS-220 Hafnarfjodor, Iceland	Product Development and Profit Share Agreement (re Bezalip) dated May 4, 2011	Yes	Lien – no restriction Sublicense – no restriction Assignment - restricted	Yes
Nautilus Neurosciences, Inc. 135 Rte. 202-206 Suite 4 Bedminste, NJ 07921	License Agreement dated November 9, 2010 re Cambia	Yes	Lien – no restriction Sublicense – restricted Assignment - restricted	Yes
Nautilus Neurosciences, Inc. 135 Rte. 202-206 Suite 4 Bedminste, NJ 07921	Trademark License Agreement dated November 9, 2010 re Cambia	Yes	Lien – no restriction Sublicense – restricted Assignment - restricted	Yes
NexMed (U.S.A.), Inc. 11975 El Camino Real, Suite 300, San Diego, CA 92130	License Agreement dated December 30, 2011 re MycoVa	Yes	Lien – no restriction Sublicense – restricted Assignment - restricted	Yes

SCHEDULE 5.2(E)

LOCATION OF COLLATERAL

1.	544 Egerton Street, London, Ontario N5W3Z8

2.	57 Martin Street, Milton, Ontario L9T2R1

SCHEDULE 5.3

LITIGATION

None.

SCHEDULE 5.11

PRODUCTS AND REQUIRED PERMITS

Products

NeoVisc®

NeoVisc® Single Dose

Uracyst® (Uropol®)

Bezalip® SR

Soriatane®

Cambia®

MycoVa

Required Permits

1.	Medical Device License #5442 issued by Health Canada to Stellar Pharmaceuticals Inc. in respect of NeoVisc Sterile Sodium Hyaluronate Solution 1.0%.

2.	Medical Device License #65805 issued by Health Canada to Stellar Pharmaceuticals Inc. in respect of NMP22 BladderChek.

3.	Medical Device License #17479 issued by Health Canada to Stellar Pharmaceuticals Inc. in respect of Uracyst (Sterile Chondroitin Sulfate Solution).

4.	Certificate of Registration confirming the requirements of ISO 13485:2003 dated November 30, 2010 issued by Intertek Testing Services NA Ltd. to Stellar Pharmaceuticals Inc.

5.	EC Design Examination Certificate (registration #6031.11.11/10) issued by mdc medical device certificate GmbH to Stellar Pharmaceuticals Inc. in respect of NeoVisc Sterile Sodium Hyaluronate Solution.

6.
Quality System Certificate (registration #6031.11.11/0) issued by mdc medical device certificate GmbH to Stellar Pharmaceuticals Inc. in respect of a Sterile Sodium Hyaluronate Solution for intra-articular injection.

7.
EC Certificate (Full Quality Assurance System) certificate #833 CE) issued by AMTAC Certificate Services Limited to Stellar Pharmaceuticals Inc. in respect of Uracyst (Sterile 2% Chondroitin Sulfate Solution) and Uropol (Sterile 2% Chondroitin Sulfate Solution).

8.
EC Certificate (EC Design-Examination Certificate) certificate #833 DE) issued by AMTAC Certificate Services Limited to Stellar Pharmaceuticals Inc. in respect of Uracyst (Sterile 2% Chondroitin Sulfate Solution) and Uropol (Sterile 2% Chondroitin Sulfate Solution).

9.	Notice of Compliance issued by Health Canada in respect of Cambia dated March 14, 2012.

SCHEDULE 5.11(D)(II)

VOLUNTARY RECALLS

There was a voluntary recall of NeoVisc in 2005 that came as a result of poor quality of the active ingredient - hyalronic acid (HA). Stellar did not go into back order as it had product from another batch.  The problem was fixed before any stock outs occurred.

SCHEDULE 6.12

POST CLOSING OBLIGATIONS

Borrowers shall satisfy and complete each of the following obligations, or provide Agent each of the items listed below, as applicable, on or before the date indicated below, all to the satisfaction of Agent in its sole and absolute discretion:

1.

Borrower’s failure to complete and satisfy any of the above obligations on or before the date indicated above, or Borrower’s failure to deliver any of the above listed items on or before the date indicated above, shall constitute an immediate an automatic Event of Default.

SCHEDULE 7.4

INDEBTEDNESS AS OF THE CLOSING DATE

1.
Indebtedness of Stellar Pharmaceuticals Inc. owed to G. N. Johnston Equipment Co. Ltd. pursuant to that certain equipment lease dated October 11, 2007, secured only by equipment that is the subject of such lease.

SCHEDULE 7.7

INVESTMENTS AS OF THE CLOSING DATE

None.

Page

1.	ACCOUNTING AND OTHER TERMS	1

1.1	Accounting Terms	1

1.2	Capitalized Terms	1

1.3	UCC; PPSA	1

1.4	Conversion to Dollars	1

1.5	Judgment Currency; Contractual Currency	1

2.	LOAN AND TERMS OF PAYMENT	2

2.1	Promise to Pay	2

2.2	Term Loans	3

2.3	Payment of Interest on the Credit Extensions	4

2.4	Fees and Expenses	6

2.5	Additional Costs	6

2.6	Payments and Taxes	7

2.7	Secured Promissory Notes	7

2.8	Issuance of Warrants to Lenders	8

3.	CONDITIONS OF LOANS	8

3.1	Conditions Precedent to Initial Credit Extension	8

3.2	Conditions Precedent to all Credit Extensions	9

3.3	Covenant to Deliver	9

3.4	Procedures for Borrowing	10

4.	CREATION OF SECURITY INTEREST	10

4.1	Grant of Security Interest	10

4.2	Authorization to File Financing Statements	10

5.	REPRESENTATIONS AND WARRANTIES	10

5.1	Due Organization, Authorization: Power and Authority	10

5.2	Collateral	11

5.3	Litigation	12

5.4	No Material Deterioration in Financial Condition; Financial Statements	12

i

(continued)

Page

5.5	Solvency	13

5.6	Regulatory Compliance	13

5.7	Subsidiaries; Investments	13

5.8	Tax Returns and Payments; Pension Contributions	13

5.9	Use of Proceeds	14

5.10	Full Disclosure	14

5.11	Regulatory Developments	14

6.	AFFIRMATIVE COVENANTS	15

6.1	Organization and Existence; Government Compliance	15

6.2	Financial Statements, Reports, Certificates	16

6.3	Inventory; Returns	17

6.4	Taxes; Pensions	17

6.5	Insurance	17

6.6	Operating Accounts	18

6.7	Protection of Intellectual Property Rights	18

6.8	Litigation Cooperation	19

6.9	Notices of Litigation and Default	19

6.10	Creation/Acquisition of Subsidiaries	19

6.11	Further Assurances	20

6.12	Post-Closing Obligations	20

7.	NEGATIVE COVENANTS	20

7.1	Dispositions	20

7.2	Changes in Business, Management, Ownership or Business Locations	20

7.3	Mergers or Acquisitions	20

7.4	Indebtedness	21

7.5	Encumbrance	21

7.6	Maintenance of Collateral Accounts	21

7.7	Distributions; Investments	21

(continued)

Page

7.8	Transactions with Affiliates	21

7.9	Subordinated Debt	21

7.10	Compliance	21

7.11	Compliance with Anti-Terrorism Laws	22

7.12	Minimum Net Invoiced Revenues	22

8.	EVENTS OF DEFAULT	24

8.1	Payment Default	24

8.2	Covenant Default	24

8.3	Material Adverse Change	24

8.4	Attachment; Levy; Restraint on Business	24

8.5	Insolvency	25

8.6	Other Agreements	25

8.7	Judgments	25

8.8	Misrepresentations	25

8.9	Subordinated Debt	25

8.10	Governmental Approvals	25

8.11	Criminal Proceeding	25

8.12	Lien Priority	25

8.13	Change in Control	26

8.14	Withdrawals, Recalls, Adverse Test Results and Other Matters	26

8.15	Equity Raise	26

9.	RIGHTS AND REMEDIES	26

9.1	Rights and Remedies	26

9.2	Power of Attorney	28

9.3	Protective Payments	28

9.4	Application of Payments and Proceeds	29

9.5	Liability for Collateral	29

9.6	No Waiver; Remedies Cumulative	30

(continued)

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9.7	Demand Waiver	30

9.8	Borrower Liability	30

9.9	Canadian Security Agreement	31

10.	NOTICES	31

11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER	32

12.	GENERAL PROVISIONS	33

12.1	Successors and Assigns	33

12.2	Indemnification	33

12.3	Time of Essence	34

12.4	Severability of Provisions	34

12.5	[Reserved]	34

12.6	Integration	34

12.7	Counterparts	34

12.8	Survival	34

12.9	Confidentiality	34

12.10	Right of Set Off	35

12.11	[Reserved]	35

12.12	Amendments	35

12.13	Publicity	36

12.14	No Strict Construction	36

13.	AGENT	36

13.1	Appointment and Authorization of Agent	36

13.2	Delegation of Duties	37

13.3	Liability of Agent	37

13.4	Reliance by Agent	37

13.5	Notice of Default	38

13.6	Credit Decision; Disclosure of Information by Agent	38

13.7	Indemnification of Agent	39

(continued)

Page

13.8	Agent in its Individual Capacity	39

13.9	Successor Agent	39

13.10	Agent May File Proofs of Claim	40

13.11	Collateral and Guaranty Matters	41

13.12	Cooperation of Borrower	41

14.	DEFINITIONS	41

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